Exhibit 10.2

THIRD AMENDMENT TO BRISBANE TECHNOLOGY PARK LEASE

THIS THIRD AMENDMENT TO BRISBANE TECHNOLOGY PARK LEASE (this “Amendment”) is entered into as of this 23rd day of August, 2006, by and between BMR-BAYSHORE BOULEVARD LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to Gal-Brisbane, L.P. (“Original Landlord”), and INTERMUNE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Original Landlord and Tenant entered into that certain Brisbane Technology Park Lease dated as of December 18, 2000, as amended by that certain First Amendment to Brisbane Technology Park Lease dated as of February 26, 2001, and that certain Second Amendment to Brisbane Technology Lease dated as of May 3, 2006 (the “Second Amendment” and, collectively, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 3280 Bayshore Boulevard in Brisbane, California (the “Building”);

B. WHEREAS, Landlord and Tenant desires to clarify certain items in the Second Amendment; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Rent. Section 4 of the Second Amendment is hereby replaced in its entirely with the following:

Tenant shall pay (a) (i) the New Building Percentage (as defined below) of Operating Expenses with respect to the New Building and (ii) Tenant’s Project Percentage with respect to the Project and (b) Base Rent for the Additional Premises in accordance with the following schedule:

Months of Additional Premises Lease Term	Rentable Square Feet on Which Rent is Payable	Base Rent per Month
5/3/06 – 8/31/06	7,000	N/A
9/1/06 - 11/30/06	7,000	$2.35
12/1/06 – 5/31/07	10,000	$2.35
6/1/07 – 11/30/07	10,000	$2.45
12/1/07 – 5/31/08	15,410	$2.45
6/1/08 – 5/31/09	15,410	$2.55
6/1/09 – 5/31/10	15,410	$2.65
6/1/10 – 4/30/11	15,410	$2.75

3. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it with respect to this Amendment.

4. No Default. Landlord and Tenant represent, warrant and covenant that, to their knowledge, neither party is in default of any of its respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

6. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

7. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-BAYSHORE BOULEVARD LLC, a Delaware limited liability company

By:	/Gary A. Kreitzer/
Name:	Gary A. Kretizer
Title:	Executive V.P.

TENANT:

INTERMUNE, INC., a Delaware corporation

By:	/Karen Wright/
Name:	Karen Wright
Title:	V.P., Controller